UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 1, 2012
PATRIOT MINEFINDERS INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
591 Camino de la Riena, Suite 802, San Diego, California		92108
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(619) 688-6505
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2012, Patriot Minefinders Inc. (the “Company”) announced the appointment of Frederick J. Sveinson, Perparim Alikaj, Michael Hofer and Fred Tejada to the Company’s Board of Directors effective June 1, 2012.

Frederick J. Sveinson, P. Eng

Frederick J. Sveinson is a professional mining engineer with more than 40 years experience in the development and operation of underground mines from 100 to 2,000 tpd in Africa, the United States, South America and Canada, including the Arctic.  Senior positions held by Mr. Sveinson have included general manager of Echo Bay’s Lupin and Sunnyside operations and vice-president of Tonto Mining and Dynatec Mining.  Mr. Sveinson is currently working as a consulting mining engineer providing services to the mining industry and is a director of a number of private and publicly traded mining exploration and development companies including Banks Island Gold and Tirex Resources.

Dr. Perparim Alikaj, PhD

Dr. Perparim Alikaj is an internationally recognized geophysicist who is credited with the invention of Real Section Induced Polarization Voltage Domain Induced Polarization geophysics.  The largest ore deposit discovered with the Real Section IP technology is the San Nicolas VMS deposit in Mexico containing 65 million tonnes of copper, zinc, silver and gold mineral reserves.  Dr. Alikaj is an experienced mineral exploration professional and, in addition to his position as head of the geophysics section, Department of Earth Sciences at Polytechnic University of Tirana, he also acts as the head of an advisory team for Tirex Resources, Ltd., a Canadian mining exploration and development company that trades on Toronto’s TSX Venture Exchange.

Michael Hofer, EP

Michael Hofer is an experienced resource industry professional with a Bachelor of Arts in physical geography/geomorphology and a post baccalaureate in environmental science. Mr. Hofer is a Canadian certified environmental professional (EP) in four different environmental categories as designated by the Canadian Environmental Certification Approvals Board. His industry experience includes managing community, health, safety and environmental responsibilities for companies involved in mineral exploration and for companies transitioning from exploration to mining production. He has worked with mining companies in North America and Europe.

Fred Tejada

Fred Tejada has 30 years of international mineral industry experience and has a proven record working with both major mining companies and exploration-focused organizations. He is currently president of Tirex Resources Ltd., a Vancouver-based public company with near term production projects in Albania. Prior to this, he was vice-president for exploration of Panoro Minerals Ltd. where he directed resource definition drilling of its two major copper deposits in Peru. For seven years, Mr. Tejada was country manager and president of the Philippine subsidiary companies for Phelps Dodge Exploration Corp. with responsibility over corporate matters and exploration activities from project generation, property acquisitions and permitting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated June 8, 2012

PATRIOT MINEFINDERS INC.
/s/ John H. Schweitzer
John H. Schweitzer
President and Director

Date:	June 8, 2012